                                                                      Exhibit A

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                  HASBRO, INC.,


                                NEW HIAC II CORP.


                                       and


                                GALOOB TOYS, INC.


                                   dated as of


                               September 27, 1998
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of September 27, 1998, by and among HASBRO, INC., a Rhode Island corporation ("Parent"), NEW HIAC II CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Purchaser"), and GALOOB TOYS, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company have approved, and deem it fair to, advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Purchaser upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer to acquire all shares of the issued and outstanding common stock, $.01 par value, of the Company (the "Shares") (including the related Preferred Stock Purchase Rights (as herein defined)) for $12.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company have approved this Agree-ment and the Merger (as herein defined) following the Offer (as herein defined) pursuant to which Purchaser shall merge with and into the Company and outstanding Shares shall be converted into the right to receive the Offer Price (as herein defined) in cash, without interest, all in accordance with the DGCL (as herein defined) and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares tender their Shares pursuant to the Offer and approve and adopt this Agree ment and the Merger upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger; and


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                  NOW, THEREFORE, in consideration of the foregoing and the
representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1.1  The Offer.

                  (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding Shares (including the related Preferred Stock Purchase Rights) at a price of $12.00 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto.

                  (b) The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto; provided, that Purchaser's right in Annex A hereto to terminate the Offer shall be subject to Purchaser's obligations under this Agreement. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto.

                  (c) Purchaser expressly reserves the right to modify the terms of the Offer; provided, that, without the Company's prior written consent, Purchaser shall not decrease the Offer Price, change the form of consideration to be paid in the Offer, waive the Minimum Condition or decrease the number of Shares sought or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the penultimate sentence of this Section 1.1) or impose additional conditions without the written consent of the Company; provided further, however, that, if on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Purchaser may, from time to time until such time as all


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such conditions are satisfied or waived, in its sole discretion, extend the expiration date provided, however, that the expiration date of the Offer may not be extended beyond March 1, 1999. Parent and Purchaser agree that if all of the conditions set forth on Annex A hereto are not satisfied on any scheduled expiration date of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Purchaser shall extend the Offer from time to time until such conditions are satisfied or waived, provided that Purchaser shall not be required to extend the Offer beyond March 1, 1999. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law in connection with such increase, in each case without the consent of the Company. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares validly tendered as promptly as practicable; provided, however, that if, immediately prior to the initial expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, Purchaser may extend the Offer for a period not to exceed 10 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer so long as Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than the Minimum Condition and the condition set forth in paragraph
(b) of Annex A hereto) that subsequently may not be satisfied during such extension to the Offer.

                  Section 1.2  Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement, the Offer and the Merger (as defined in Section 1.5) are fair to and in the best interests of the stockholders of the Company, (ii) unanimously approved this Agreement, the Offer, the acquisition of Shares pursuant to the Offer and the Merger for purposes of Section 203 of the DGCL (the "Section 203 Approval"),
(iii) received the opinion of Allen & Company Incorporated, financial advisor to the Company, to the effect that the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration (as defined herein) pursuant to the Merger is fair to the stockholders of the Company from a financial point of view, (iv) approved this Agreement and the transactions contemplated hereby including the Offer and the Merger (collectively, the "Transactions") and (v) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement and the Merger. The Company has been advised by each of its directors and by each executive officer who as of the


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date hereof is actually aware (to the Knowledge of the Company) of the
Transactions that each such Person either intends to tender pursuant to the Offer all Shares owned by such Person or vote all Shares owned by such Person in favor of the Merger.

                  (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Purchaser and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this
Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

                  Section 1.3 SEC Documents.

                  (a) On the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Concurrently with the filing of the Schedule 14D-1 by Parent and Purchaser, the Company shall file with the SEC a Solicitation/Recommendation State ment on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of
Section 1.2(a) hereof.

                  (b) Parent and Purchaser will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to


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ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable Federal and state securities Laws. Each of Parent and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the
Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and each of Parent and Purchaser agrees to provide the Company and its counsel with copies of any written comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  Section 1.4 Directors.

                  (a) Promptly after (i) the purchase of and payment for any Shares by Purchaser or any of its affiliates pursuant to the Offer as a result of which Purchaser and its affiliates own beneficially at least a majority of then outstanding Shares and (ii) compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, whichever shall occur later, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to the increase in the size of such Board pursuant to this Section 1.4) multiplied by the percentage that the number of Shares beneficially owned by Purchaser (including Shares so accepted for payment) bears to the total number of Shares then outstanding. In furtherance thereof, the Company


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shall, upon request of Parent and compliance with Section 14(f) of the Exchange
Act and Rule 14f-1 promulgated thereunder, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause Persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.4(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section
1.4 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

                  (c) Notwithstanding the provisions of this Section 1.4, the parties hereto shall use their respective reasonable best efforts to ensure that at least two of the members of the Board shall, at all times prior to the Effective Time (as defined in Section 1.6 hereof) be, Continuing Directors. From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment or modification of this Agreement, any amendment to the Company's Certificate of Incorporation or By-Laws inconsistent with this Agree ment, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by


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the action of a majority of the Continuing Directors of the Company, which action shall be deemed to constitute the action of any committee specifically designated by the Board of Directors of the Company to approve the actions contemplated hereby and the Transactions and the full Board of Directors of the Company; provided, that, if there shall be no Continuing Directors, such actions may be effected by majority vote of the entire Board of Directors of the Company, except that no such action shall amend the terms of this Agreement or modify the terms of the Offer or the Merger in a manner materially adverse to the holders of Shares.

                  Section 1.5 The Merger. (a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.6 hereof), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (x) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease and (y) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware.

                  (b) Pursuant to the Merger, at the Effective Time, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and (y) the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, each until thereafter changed or amended as provided therein and by the DGCL.

                  (c) The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                  (d) The Merger shall have the effects specified in the applicable provisions of the DGCL.



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                  Section 1.6 Effective Time. Subject to the terms and
conditions of this Agreement, Parent, Purchaser and the Company will cause a certificate of merger or, if applicable, a certificate of ownership and merger (as applicable, the "Certificate of Merger"), to be executed and filed on the date of the Closing (as defined in Section 1.7) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  Section 1.7 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022, unless another date or place is agreed to in writing by the parties hereto.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Purchaser:

                           (a) Purchaser Capital Stock. Each issued and
outstanding share of common stock, par value $.01 per share, of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                           (b) Cancellation of Treasury Stock and Purchaser-
Owned Stock. All Shares that are owned by the Company or any Subsidiary of the Company and any Shares owned by Parent, Purchaser or any Subsidiary of Parent or Purchaser shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.



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                           (c) Exchange of Shares. Each issued and outstanding
Share (other than Shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as herein defined)) shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  Section 2.2  Exchange of Certificates.

                           (a)  Paying Agent.  Prior to the Effective Time,
Parent shall designate a bank, trust company or other Person, reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. All interest earned on such funds shall be paid to Parent.

                           (b)  Exchange Procedures.  As soon as reasonably
practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay to the holder of such Certificate the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate


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shall be properly endorsed or otherwise be in proper form for transfer and the
Person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

                           (c)  Transfer Books; No Further Ownership Rights in
Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                           (d)  Termination of Fund; No Liability.  At any time
following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certifi cate for Merger Consideration delivered to a public official pursuant to any applica ble abandoned property, escheat or similar Law.

                           (e)  Lost Certificates.  If any Certificate shall
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that


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may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

                  Section 2.3 Withholding Taxes. Parent and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. Parent shall take appropriate steps to minimize such Taxes. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

                  Section 2.4. Stock Options. (a) Immediately prior to the Effective Time, each then outstanding option to purchase any shares of capital stock of the Company (in each case, an "Option"), whether or not then vested or exercisable, shall be cancelled by the Company and in consideration of such cancellation and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, the Company (or, at Parent's option, the Purchaser) shall pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Option and (B) the number of Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes and without interest).

                           (b)  The Company shall use its reasonable best
efforts to take all actions necessary and appropriate so that all stock option or other equity based plans maintained with respect to the Shares, including, without limitation, the plans listed in Section 3.3 hereof ("Option Plans"), shall terminate as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent, Purchaser or the Surviving Corporation.



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
                           (c)  Prior to the Effective Time, the Company shall
use its reasonable best efforts to (i) obtain all necessary consents from, and provide (in a form acceptable to Parent) any required notices to, holders of Options and (ii) amend the terms of the applicable Option Plan, in each case as is necessary to give effect to the provisions of paragraphs (a) and (b) of this
Section 2.4.

                  Section 2.5. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by stock holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively with drawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.1(c).





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
                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Purchaser as follows:

                  Section 3.1 Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of the Certificate of Incorporation of the Company and By-Laws of the Company, in each case as amended to the date of this Agreement, and has delivered the certificates of incorporation and by-laws or other organizational documents of its Subsidiaries that currently have operations, in each case as amended as of the date of this Agreement. Except as set forth on Schedule 3.2 of the Company Disclosure Schedule or in the Company's SEC Documents, the respective certificates of incorporation and by-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries.

                  Section 3.2 Subsidiaries. (a) Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and
Schedule 3.2 of the disclosure schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule") together include the names, jurisdictions of incorporation and capitalization of all of the Subsidiaries of the Company. Except as set forth on Schedule 3.2 of the Company Disclosure Schedule or in the Company's SEC Documents, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restric-tion (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                           (b)  The Company does not directly or indirectly
beneficially own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the Subsidiaries of the Company or (ii) as disclosed on Schedule
3.2 of the Company Disclosure Schedule.

                  Section 3.3 Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Shares and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Shares") of which 50,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Shares"). As of the date hereof, (i) 18,127,864 Shares were issued and outstanding and no Preferred Shares were issued and outstanding, (ii) 511,810 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the Company's Amended and Restated 1984 Employee Stock Option Plan with an exercise price range of a minimum exercise price of $3.00 and a maximum exercise price of $30.63, (iii) 727,912 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the Company's 1994 Senior Management Stock Option Plan with an exercise price range of a minimum exercise price of $9.00 and a maximum exercise price of $21.25, (iv) 28,000 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1995 Non-Employee Directors' Stock Option Plan with an exercise price range of a minimum exercise price of $8.00 and a maximum exercise price of $14.13, (v) 780,500 Shares were reserved for issuance upon exercise of outstanding Options pursuant to the 1996 Share Incentive Plan with an exercise price range of a minimum exercise price of $9.25 and a maximum exercise price of $15.75, (vi) 1,450,000 Shares were reserved for issuance upon exercise of warrants (the "Lucasfilm Ltd. Warrants"), expiring October 14, 2009, held by Lucasfilm Ltd., with an exercise price of $15.00 per Share, (vii) 2,130,000 Shares were reserved for issuance upon exercise of warrants (the "Lucas Licensing Ltd. Warrants"), expiring October 14, 2009, held by Lucas Licensing Ltd., with an exercise price of $15.00 per Share and (viii) no Shares were issued and are held in the Company's treasury. Except as set forth above or on Schedule 3.3 of the Company Disclosure Schedule, as of the date of this Agreement: (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (ii) there are no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Benefit Plans which grant awards of any of the foregoing, and there are no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Shares; (iii) all outstanding shares of capital stock of the Company are, and all Shares which may be issued will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Preferred Stock Purchase Rights, and except as set forth above, as of the date of this Agree ment, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no programs in place, nor any outstanding contractual obligations of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Schedule 3.3 of the Company Disclosure Schedule accurately sets forth information regarding the current exercise price, date of grant and number of granted Options for each holder of Options pursuant to any Company Option Plan. Following the Effective Time, no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Options.

                  Section 3.4 Authority; Noncontravention; Company Action. The Company has the requisite corporate power and authority to enter into this Agree ment and, subject to approval of this Agreement by the holders of a majority of the outstanding Shares, to consummate the Merger contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule or waivers or consents that have been obtained and delivered to Parent, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organiza-tional documents of any of its Subsidiaries, (ii) any loan or credit agreement note, bond, mortgage, indenture, lease or other agreement, instrument or Permit applicable to the Company or any of its Significant Subsidiaries or their respective properties or assets, (iii) any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iv) any licenses to which the Company or any of its Subsidiaries is a party, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the consents Parent and Purchaser have obtained as described in Section 5.14 hereof. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for
(i) the filings, permits, authorizations, consents and approvals set forth in
Section 3.4 of the Company Disclosure Schedule, or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, any applicable state securities or "blue sky" Laws and the DGCL, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement, (y) prevent or significantly delay the consummation of the Transactions or (z) have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Board of Directors of the Company has taken all appropriate action so that neither Parent nor Purchaser will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, Purchaser and the Company entering into this Agreement or any other agreement contemplated hereby and consummating the Transactions.

                  Section 3.5 SEC Documents; Financial Statements. The Company has filed all SEC Documents required to be filed by it since January 1, 1996 (the "Company's SEC Documents"). As of their respective dates, (i) the Company's SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the Company's SEC Documents contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's SEC Documents, as of the dates of such SEC Documents, are true and complete and complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles as in effect at such time ("GAAP") in the United States applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Schedule 3.5 of the Company Disclosure Schedule and except as set forth in the Company's SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company's SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

                  Section 3.6 Schedule 14D-9; Offer Documents; Proxy Statement. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company in writing for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting (as hereinafter defined) or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication in light of the circumstances in which they are made, with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference therein.

                  Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Company's SEC Documents or on Schedule 3.7 of the Company Disclosure Schedule, since December 31, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been any Material Adverse Change in the Company and its Subsidiaries, taken as a whole.

                  Section 3.8 Litigation. Except as set forth in the Company's SEC Documents or on Schedule 3.8 of the Company Disclosure Schedule or to the extent reserved for as reflected on the Company's financial statements for the fiscal year ended December 31, 1997, there are (i) no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the Knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Com-pany or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, (iii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and (iv) no orders, writs, judgments, injunctions, decrees or determinations adverse to the Trademarks or the Other Intellectual Property.

                  Section 3.9 Absence of Changes in Benefit Plans; SEC Disclosure. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, there has not been any adoption or amendment by the Company or any of its Subsidiaries or any ERISA Affiliate (as defined in Section 3.10 hereof) of any Benefit Plan (as defined in Section 3.10 hereof) since December 31, 1997. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any formal plan or commitment to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or a Subsidiary of the Company. All employment, consulting, severance, termination, change in control or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries and any current or former officer or director of the Company or any of its Subsidiaries which were required to be disclosed in the Company's SEC Documents at the time such documents were filed have been disclosed therein.

                  Section 3.10 Employee Benefits; ERISA. (a) Schedule 3.10 of the Company Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, severance or termination pay, health insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material (as determined in the Company's reasonable good faith) employee benefit plan, program, agreement or arrangement, other than a non-material fringe benefit plan, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that is a member of a "controlled group" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereun-der ("ERISA") of which the Company or a Subsidiary is a member or which is under "common control" within the meaning of Section 4001 of ERISA, with the Company or a Subsidiary, for the benefit of any employee or terminated employee of the Company, its Subsidiaries or any ERISA Affiliate, whether formal or informal (the "Benefit Plans").

                           (b)  With respect to each Benefit Plan, the Company
has made available a true and complete copy thereof (including all amendments thereto), as well as true and complete copies of the two most recent annual reports, if required under ERISA, with respect thereto; the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA with respect thereto; if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be qualified under section 401 of the Code.

                           (c) No material liability to the Pension Benefit
Guaranty Corporation ("PBGC") under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title, other than liability for premiums due the PBGC (which premiums have been paid when due). Each Benefit Plan has been operated and administered in all respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code, except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Company.

                           (d) No Benefit Plan is subject to Section 302 of the
Code or Title IV of ERISA.

                           (e)  Neither the Company, nor any Subsidiary of the
Company, nor any trust created thereunder, nor, to the Knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Company, any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code and which assessment or imposition would have a Material Adverse Effect on the Company.

                           (f) All Benefit Plans that are subject to the laws of
any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant tax laws, and the requirements of any trust deed under which they are established, except for such non-compliance which would not reasonably be expected to have a Material Adverse Effect on the Company.

                           (g) Each Benefit Plan which is intended to be
"qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

                           (h)  Except as set forth on Schedule 3.10 of the
Company Disclosure Schedule, no Benefit Plan that is subject to the laws of any jurisdiction within the United States provides health, death or medical benefits (whether or not insured) with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of employment (other than (a) coverage mandated by applicable Law or (b) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                           (i)  Except as set forth on Schedule 3.10 of the
Company Disclosure Schedule, the consummation of the Transactions, alone, will not (a) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer or (c) require the Company or any ERISA Affiliate to fund or make any payments to any trust or other funding vehicle in respect of any Benefit Plan.

                           (j)  There are no pending, anticipated or, to the
Knowledge of the Company, threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits) which would result in a Material Adverse Effect on the Company.


                  Section 3.11 Taxes. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule:

                  (a) Each of the Company and each of its Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) all federal, state and local income Tax Returns and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects. Each of the Company and each of its Subsidiaries has either paid (or has had paid on its behalf) all Taxes due and owing by them, or the most recent financial statements contained in the Company's SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet paid, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  (b) Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any applicable foreign Laws) and have, within the time and in the manner prescribed by applicable Laws, withheld from employee wages and paid over to the proper Governmental Entity all material amounts required to be so withheld and paid over under all applicable Laws.

                  (c) (i) No material deficiencies for any Taxes have been threatened, proposed, asserted or assessed (either in writing or orally) to the Knowledge of the Company against the Company or any of its Subsidiaries which have not been fully paid or finally settled, (ii) no Governmental Entity is conducting or has proposed in writing to conduct an audit with respect to Taxes or any Tax Returns of the Company or any of its Subsidiaries, (iii) no extension or waiver of the statute of limitations with respect to Taxes or any Tax Return has been granted by the Company or any of its Subsidiaries, which remains in effect, (iv) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement to allocate, share or indemnify another party for Taxes, (v) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due, (vi) no jurisdiction where either the Company or any of its Subsidiaries does not file a Tax Return has asserted or otherwise made a claim that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (vii) neither the Company nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code (or comparable provision under state, local or foreign Tax laws) by reason of a change in accounting method or otherwise and the Company and each of its Subsidiaries do not have knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, (viii) neither the

Company nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated return for federal income tax purposes (or a group filing consolidated, combined or unitary income tax returns under comparable provisions of state, local or foreign laws) for any taxable period beginning on or after January 1, 1994, other than a group the common parent of which is the Company, (ix) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries, (x) the Company has filed, as a common parent corporation of an affiliated group (within the meaning of Section 1504(a) of the Code) a consolidated return for Federal income tax purposes on behalf of such affiliated group and (xii) no power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes which remains in force.

                  (d) Schedule 3.11(d) of the Company Disclosure Schedule sets forth a list of the Company's income Tax Returns for taxable years or periods for which the statute of limitations has not expired.

                  Section 3.12  No Nondeductible Payments.

                  (a) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, no amounts payable as a result of the Transactions under the Benefit Plans or any other plans or arrangements will be nondeductible by reason of Section 280G of the Code.

                  (b) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts prior to the Effective Time that will be nondeductible by reason of Section 162(m) of the Code.

                  Section 3.13  Compliance with Applicable Laws.

                  Except as set forth on Schedule 3.13 of the Company Disclosure
Schedule:

                  (a) The Company and each of its Subsidiaries have complied and are presently complying in all material respects with all applicable Laws, and neither the Company nor any of its Subsidiaries has received notification of any asserted present or past failure to so comply, except, in each case, such non-compliance that would not be reasonably expected to (x) result in a Material Adverse Effect on the Company or (y) materially impair the ability of the parties hereto to consummate the Transactions.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole, each of the Company and its Subsidiaries has in effect, or has timely filed applications for, all material Permits necessary for it to own, lease or operate its properties and assets and to carry on its business substantially as now conducted and there are no appeals nor any other actions pending to revoke any such Permits, and there has occurred no material default or violation under any such Permits.

                  (c) Each of the Company and its Subsidiaries is, and has been, and each of the Company's former Subsidiaries, while a Subsidiary of the Company, was in compliance in all material respects with all applicable Environmental Laws (and Permits issued thereunder), and there are no circumstances or conditions that would be reasonably likely to prevent or interfere with material compliance by the Company or its Subsidiaries in the future with Environmental Laws (or Permits issued thereunder).

                  (d) Neither the Company nor any Subsidiary of the Company has received any material written claim, demand, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party, alleging violation of, or asserting any noncompliance with or liability under or potential liability under, any Environmental Laws, except for matters which are no longer threatened or pending or for which the Company or its Subsidiaries are not subject to further requirements pursuant to an administrative or court order, judgment or settlement agreement.

                  (e) During the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties at concentrations requiring reporting, investigation, or remediation under Environmental Laws or which would otherwise pose a significant threat to human health or the environment. None of the Company or its Subsidiaries have disposed of any Hazardous Material or any other substance at other properties, in a manner that has led, or could reasonably be anticipated to lead, to a Release that could have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Prior to the period of ownership or operation by the Company and its Subsidiaries of any of their respective current or previously owned or leased proper ties, to the Knowledge of the Company, no Hazardous Material was disposed of at such current or previously owned or leased properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property, except for disposal or Releases that would not require investigation or remediation under Environmental Laws and do not pose a significant threat to human health or the environment.

                  (f) Except for leases and credit agreements entered into in the ordinary course of business, as to which no notice of a claim for indemnity or reimbursement has been received and is outstanding by the Company, neither the Company nor any of its Subsidiaries has entered into any agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify, or hold harmless any Person for or against any Environmental Liabilities and Costs.

                  (g) Neither the Company nor any of its Subsidiaries has treated, stored or disposed of "hazardous waste", as that term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., analogous state Laws, or the regulations promulgated thereunder, such that the Company or any of its Subsidiaries would be required to obtain a permit (as compared to a registration or identification number) under said Laws for such treatment, storage or disposal.

                  (h) The Company has provided to Parent true and correct copies of all environmental studies and reports in its possession or in the possession of its representative, agents or consultants, prepared within the last five years, relating to the environmental condition of the Company's and its Subsidiaries' currently owned or leased properties, including, but not limited to, the extent of any on-site contamination at any of such properties, results of investigations at such properties, remedial action plans for such properties, and asbestos surveys.

                  Section  3.14  Intellectual Property.

                  (a) (i) Except as set forth on Schedule 3.14(a)(i) of the Company Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of, or has the valid right to use and enforce, the Trademarks and Internet domain names, free and clear of all Liens. Schedule 3.14(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all such U.S., state and foreign Trademark registrations and applications and Internet domain names, registrations and applications. Except as set forth in Schedule 3.14(a)(i) of the Company Disclosure Schedule, the Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Schedule 3.14(a)(i) of the Company Disclosure Schedule that is currently owned by the Company or one of its Subsidiaries.

                           (ii) Except as set forth on Schedule 3.14(a)(ii) of
the Company Disclosure Schedule, the Company is the sole and exclusive owner of, or has the valid right to use and enforce the Other Intellectual Property, free and clear of all Liens. Schedule 3.14(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all U.S. and foreign:

                           (1)      patents and patent applications, and

                           (2)      copyright registrations and applications.

                  Except as set forth on Schedule 3.14(a)(ii) of the Company Disclosure Schedule, the Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each patent, patent application, copyright application, and copyright registration listed on Schedule 3.14(a)(ii) of the Company Disclosure Schedule that is currently owned by the Company or one of its Subsidiaries.

                  (b) The patents, applications and registrations listed on Schedules 3.14(a)(i) and 3.14(a)(ii) of the Company Disclosure Schedule are valid and subsisting, in full force and effect in all material respects, and have not been cancelled, expired or abandoned. There is no material pending, existing or, to the Company's Knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the foregoing. To the Company's Knowledge, there is no pending, existing or threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any of the Trademarks or any of the Other Intellectual Property owned by the Company or its Subsidiaries.

                  (c) Schedule 3.14(c)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements granting to third parties any right to use or practice any rights under any of the Trademarks or any of the Other Intellectual Property owned by the Company. Schedule 3.14(c)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements permitting the Company or its Subsidiaries to use any third party's Trademarks or Other Intellectual Property (such agreements, together with the agreements referenced on Schedule 3.14(c)(i) of the Company Disclosure Schedule are collectively referred to herein as the "Licenses"). The Licenses are valid and binding agreements of the Company or one or more of its Subsidiaries, as applicable, enforceable in accordance with their terms, and the Company and the Subsidiaries, and to the Company's Knowledge, the other parties thereto, as applicable, are not in material breach or default thereunder.

                  (d) The Company has taken reasonable measures to protect the confidentiality of its material trade secrets, including requiring employees having access thereto to execute written non-disclosure agreements. To the Company's Knowledge, no trade secret or confidential know-how material to the business of the Company or any of its Subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's or such Subsidiary's proprietary interests in and to such trade secrets and confidential know-how.

                  (e) To the Company's Knowledge, except as set forth on
Schedule 3.14(e) of the Company Disclosure Schedule the conduct of the business of the Company and each of its Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third party. Except as set forth in the Company's SEC Documents or on Schedule 3.14(e) of the Company Disclosure Schedule, there are no claims or suits pending or, to the Company's Knowledge, threatened, and neither the Company nor any of its Subsidiaries has received any written notice of a third party claim or suit:

                   (i) alleging that the Company's or such Subsidiary's activities or the conduct of its business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or

                  (ii) challenging the ownership, use, validity or enforceability of the Trademarks or the Other Intellectual Property owned or used by the Company or its Subsidiaries.

                  (f) To the Company's Knowledge, except as set forth on
Schedule 3.14(f) of the Company Disclosure Schedule, no third party is infringing upon any of the Trademarks or the Other Intellectual Property owned by the Company or any of its Subsidiaries and, except as set forth on Schedule 3.14(f) of the Company Disclosure Schedule, no such claims have been made against a third party by the Company or any of its Subsidiaries.

                  (g) Except as set forth on Schedule 3.14(g) of the Company Disclosure Schedule, there are no settlements, consents, judgments or orders or other agreements which restrict the Company's or any of its Subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict the Company's or any of its Subsidiaries' rights to use any of the Trademarks or the Other Intellectual Property owned by the Company or any of its Subsidiaries.

                  (h) Except as set forth on Schedule 3.14(h) of the Company Disclosure Schedule, the consummation of the Transactions will not result in the loss or impairment of the Company's or any of its Subsidiaries' rights to own or use any of the Trademarks or the Other Intellectual Property owned by or licensed to the Company or its Subsidiaries nor will it require the consent of any Governmental Authority or third party in respect of any such Trademarks or the Other Intellectual Property.

                  Section 3.15 Properties. Each of the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material properties and assets (including the Real Property) in order to allow it to conduct, and continue to conduct, its business as currently conducted in all material respects. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule such material tangible properties and assets (including the Real Property) are sufficiently free of Liens to allow the Company and each of its Subsidiaries to conduct, and continue to conduct, its business as currently conducted in all material respects and the consummation of the Transactions will not alter or impair such ability in any material respect. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule the Company and/or its Subsidiaries have good, valid, market able and fee simple title to all the Fee Property, free and clear of all Liens other than Liens the enforcement of which is not reasonably likely to have a material impact on the continued use (as currently used) or value of such properties.

                  Section 3.16 Contracts. (a) Except as set forth in the Company's SEC Documents or Schedule 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any
(i) "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, may be conducted, (iii) transaction, agreement, arrangement or understanding with any Affiliate that would be required to be disclosed under Item 404 of regulation S-K under the Securities Act, (iv) voting or other agreement governing how any Shares shall be voted, (v) material agreement with any stockholders of the Company, (vi) acquisition, merger, asset purchase or sale agreement related to the acquisition or sale of a business or (vii) contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the Transactions (all contracts of the type described in clauses (i) - (vii) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect. Neither the Company nor any Subsidiary of the Company is in default or knows of, or has received notice of, any violation or default under (nor, to the Knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract; except as would not, individually or in the aggregate have a Material Adverse Effect on the Company.

                  (b) Except as disclosed in the Company's SEC Documents or on
Schedule 3.16 of the Company Disclosure Schedule or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment agreements or consulting agreements (in excess of $50,000 per year) not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, or (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee.

                  Section 3.17 Labor Relations. Except to the extent set forth in the Company's SEC Documents or Schedule 3.17 of the Company Disclosure Schedule, there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization.

                  Section 3.18 Products Liability; Recalls. (a) Except as set forth in the Company's SEC Documents or on Schedule 3.18 of the Company Disclosure Schedule, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature (collectively, "Notices") pending, or to the Company's Knowledge, threatened before any Governmental Entity in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations, nor, to the Company's Knowledge, is there any valid basis for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation; (ii) no demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation referred to in clause
(i) of this Section 3.18 would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) there has not been any recall, rework, retrofit or post-sale general consumer warning since January 1, 1993 (collectively, "Recalls") of any Product, or any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not to undertake any Recalls and the Company has received no Notices from any Governmental Entity or any other person with respect to the foregoing; and (iv) to the Company's Knowledge, there are currently no material defects in design, manufacturing, materials, or workmanship, including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product that accounts for a material portion of the Company's sales.

                  (b) Section 3.18 of the Company Disclosure Schedule sets forth all Notices received by the Company or its Subsidiaries since January 1, 1996 and the Company's best estimate of the reserves provided therefor.

                  Section 3.19 Applicability of State Takeover Statutes. The
Section 203 Approval is valid and in full force and effect. Section 203 of the DGCL will not apply to the Offer, the acquisition of Shares pursuant to the Offer or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other Transactions.

                  Section 3.20 Voting Requirements. In the event that Section 253 of the DGCL is inapplicable and unavailable to effectuate the Merger, the affirmative vote of the holders of a majority of all the outstanding Shares entitled to vote approving this Agreement at the Special Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions.

                  Section 3.21 Brokers. No broker, investment banker, financial advisor or other Person, other than Allen & Company Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided Parent true and correct copies of all agreements between the Company and Allen & Company Incorporated, including, without limitations, any fee arrangements.

                  Section 3.22 Opinion of Financial Advisor. The Company has received the opinion of Allen & Company Incorporated, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Allen & Company Incorporated to permit the inclusion of such opinion in its entirety in the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Allen & Company Incorporated and its counsel.

                  Section 3.23 Year 2000.

                  Except as set forth on Schedule 3.23 of the Company Disclosure Schedule or the Company's SEC Documents, or as would not have, individually or in the aggregate, a Material Adverse Effect on the Company:

                  (a) all of the Computer Programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and

                  (b) all of the products and services sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data and will not produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and neither the Company nor any of its Subsidiaries is or shall be subject to claims or liabilities arising from their failure to do so; and

                  (c) neither the Company nor any of its Subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data and to produce correct results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  Section 3.24 Company Rights Agreement. The Company and its Board of Directors have taken all action which may be necessary under the Company Rights Agreement so that the Offer is deemed to be an "Approved Transaction" (as defined in the Company Rights Agreement") and the execution and delivery of this Agreement (and any amendments thereto by the parties hereto), and the consummation of the Merger and the Transactions, will not cause (i) Parent or Purchaser to constitute an "Acquiring Person" (as defined in the Company Rights Agreement), (ii) a "Distribution Date," "Section 13 Event," "Triggering Event," or "Stock Acquisition Date" (each as defined in the Company Rights Agreement) to occur or (iii) the Rights

(as defined in the Company Rights Agreement) to become exercisable pursuant to
Section 11(a)(ii) thereof or otherwise.

                  Section 3.25 Absence of Questionable Payments. To the Company's Knowledge, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. To the Company's Knowledge, neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's Knowledge, the Company and each of its Subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

                  Parent and Purchaser represent and warrant to the Company as follows:

                  Section 4.1 Organization, Standing and Corporate Power. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which each is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Parent.

                  Section 4.2 Authority; Noncontravention. Parent and Purchaser have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the material properties or assets of Parent under, (i) the certificate of incorporation or by-laws of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to the Company or any of its Significant Subsidiaries or their respective properties or assets, (iii) any Law applicable to Parent or Purchaser or their respective properties or assets, other than, in the case of clause (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent and Purchaser to perform their respective obligations under this Agreement or (y) prevent or impede the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser, as the case may be, of any of the Transactions, except for (i) the filings, permits, authorizations, consents and approvals set forth in Schedule
4.2 of the disclosure schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "Parent Disclosure Schedule"), or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, any applicable state securities or "blue sky" Laws and the DGCL, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent the consummation of or materially impair the ability of Parent or Purchaser to consummate the Transactions.

                  Section 4.3 Proxy Statement; Offer Documents. The Offer Documents and any other documents to be filed by Parent with the SEC or any other Government Entity in connection with the Merger and the other Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder. None of the Offer Documents, any other documents required to be filed by Parent or Purchaser with the SEC in connection with the Transactions, nor any information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9 shall, at the respective times the Offer Documents or any amendments and supplements thereto, any such other filings by Parent or Purchaser or the
Schedule 14D-9 are filed with SEC or are first published, sent or given to stockholders of the Company, as the case may be, or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Special Meeting (as defined in Section 5.3) or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication in light of the circumstances in which they are made, with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

                  Section 4.4 Operations of Purchaser. Purchaser is a wholly owned Subsidiary of Parent and was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                  Section 4.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                  Section 4.6  Financing.

                  (a) Parent or a wholly owned subsidiary thereof owns all of the outstanding capital stock of Purchaser. At all times prior to the Effective Time, no person other than Parent has owned, or will own, any of the outstanding capital stock of Purchaser. Purchaser has not incurred, and prior to the Effective Time will not incur, directly or though any Subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with the Transactions.

                  (b) Parent and Purchaser have, and, at all times between the date hereof and the payment for Shares validly tendered and not withdrawn in the Offer or converted in the Merger, will have sufficient financial capacity to accept for payment, purchase and pay for all of the Shares validly tendered and not withdrawn pursuant to the Offer, and will have sufficient financial capacity to pay the Merger Consideration payable in the Merger.


                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Interim Operations of the Company. After the date hereof and prior to the time the designees of Parent have been elected or appointed to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.4 or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (i) as expressly contemplated by this Agreement, (ii) as set forth on Schedule 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent:

                           (a) the Company shall and shall cause its
Subsidiaries to carry on their respective businesses in the ordinary course;

                           (b)  the Company shall and shall cause its
Subsidiaries to use all reasonable best efforts consistent with good business judgment to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with them;

                           (c) neither the Company nor any of its Subsidiaries
shall, directly or indirectly, amend its certificate of incorporation or by-laws or similar organizational documents;

                           (d)  Representatives of the Company and its
Subsidiaries shall confer at such times as Parent may reasonably request with one or more Representatives of Parent to report material operational matters and the general status of ongoing operations;

                           (e) neither the Company nor any of its Subsidiaries
shall: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its Subsidiaries, except that a wholly-owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock or that of its Subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares issued upon the exercise of Options outstanding on the date hereof in accordance with the Option Plans as in effect on the date hereof or additional warrants issued in accordance with the terms of the Warrants; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of any of the Subsidiaries of the Company;

                           (f)  neither the Company nor any of its Subsidiaries
shall enter into any agreement or arrangement with respect to the distribution of any of the Company's products;

                           (g)  except as permitted by this Agreement, neither
the Company nor any of its Subsidiaries shall acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries of the Company or any of the Company's Subsidiaries) or (B) any assets, including real estate, except purchases in the ordinary course of business consistent with past practice;

                           (h)  neither the Company nor any of its Subsidiaries
shall make any new capital expenditure or expenditures in excess of $50,000 individually, or $500,000 in the aggregate, other than the specific capital expenditures disclosed and set forth on Schedule 5.1 of the Company Disclosure Schedule;

                           (i)  neither the Company nor any of its Subsidiaries
shall, except in the ordinary course of business and except as otherwise permitted by this Agreement, amend or terminate any Company Material Contract where such amendment or termination would have a Material Adverse Affect on the Company, or waive, release or assign any material rights or claims;

                           (j)  neither the Company nor any of its Subsidiaries
shall transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any property or assets other than in the ordinary course of business and consistent with past practice;

                           (k)  neither the Company nor any of its Subsidiaries
shall: (i) enter into any employment or severance agreement with or grant any severance or termination pay to any officer, director or key employee of the Company or any its Subsidiaries; or (ii) hire or agree to hire any new or additional key employees or officers;

                           (l)  neither the Company nor any of its Subsidiaries
shall, except as required to comply with applicable Law or expressly provided in this Agreement, (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee provided that employees with annual compensation of $100,000 or less may receive increases of not more than 5.0% on the anniversary date of their employment in the ordinary course of business and consistent with past practice, (C) pay any benefit not provided for under, or contemplated by, any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                           (m)  neither the Company nor any of its Subsidiaries
shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) incur or modify any material indebtedness or other liability except as set forth on Schedule 5.1 of the Company Disclosure Schedule; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business and consistent with past practice); or (v) settle any material claims other than in the ordinary course of business, in accordance with past practice and without admission of liability;

                           (n)  neither the Company nor any of its Subsidiaries
shall change any of the accounting methods used by it unless required by GAAP, the SEC or Law;

                           (o)  neither the Company nor any of its Subsidiaries
shall make any Tax election, amend any material Tax Return, make a claim for any material Tax Refund or settle or compromise any material Tax liability (whether with respect to amount or timing);

                           (p)  neither the Company nor any of its Subsidiaries
shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries; or, except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

                           (q)  neither the Company nor any of its Subsidiaries
shall (by action or inaction) amend, renew, terminate or cause to be extended any lease, agreement or arrangement relating to any of the Leased Properties or enter into any lease, agreement or arrangement with respect to any real property;

                           (r)  neither the Company nor any of its Subsidiaries
will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing; and

                           (s)  neither the Company nor any of its Subsidiaries
shall take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Offer set forth in Annex A not being satisfied (subject to the Company's right to take action specifically permitted by Section 5.5).

                  Section 5.2 Access; Confidentiality. The Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent reasonable access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, to all of its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Parent may from time to time reasonably request. Parent and Purchaser will make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for data and information hereunder and pursuant to Section 5.1(d) hereof. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this
Section 5.2 for any purpose unrelated to the Transactions. Except as otherwise agreed to by the Company, unless and until Parent and Purchaser shall have purchased Shares pursuant to the Offer, Parent will be bound by the terms of a confidentiality agreement (the

"Confidentiality Agreement"), dated as of April 2, 1998 and amended as of June 23, 1998, by and between Parent and the Company. Except as otherwise agreed to by Parent or Purchaser, unless and until Parent and Purchaser shall have purchased Shares pursuant to the Offer, the Company will be bound by the terms of the Confidentiality Agreement.

                  Section 5.3.  Special Meeting, Proxy Statement.

                           (a) If required by applicable Law in order to
consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, its Certificate of Incorporation and By-laws:

                           (i) as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date; provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                           (iii) unless this Agreement has been terminated in accordance with Article VII, subject to its rights pursuant to Section 5.5, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

                           (b) Parent shall vote, or cause to be voted, all of
the Shares then owned by it, Purchaser or any of its other Subsidiaries in favor of the approval and adoption of this Agreement.

                            (c) Notwithstanding anything else herein or in this
Section 5.3, in the event that Parent, Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with Section
253 of the DGCL.

                  Section 5.4.  Reasonable Efforts; Notification.

                           (a)  Upon the terms and subject to the conditions
hereof, each of the parties hereto will (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, the Securities Act and the Exchange Act, with respect to the Transactions and
(ii) use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to satisfy the conditions to the Offer and the Merger and to consummate and make effective the Transactions. In case at any Time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will use all reasonable efforts to take all such action.

                           (b) Parties hereby agree that they will, and they
will cause each of their respective affiliates to, use all reasonable efforts to obtain any government clearances required for completion of the Offer and the Merger (including through compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger, including by vigorously pursuing all available avenues of administrative and judicial appeal. Notwithstanding the foregoing, in no event shall the Parent, Purchaser or the Surviving Corporation be required to divest any of their respective assets or agree to any restriction in their businesses as currently or proposed to be conducted. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

                           (c)      Each of the Company, Parent and Purchaser
shall give prompt notice to the other of (i) any of their representations or warranties contained in this Agreement becoming untrue or inaccurate in any respect (including in the case of representations or warranties receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to the knowledge to be or become untrue or inaccurate in any respect) or (ii) the failure by them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 5.5 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize (and shall use its best efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal; provided, that nothing contained in this Section 5.5 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or
(ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, after receiving advice from outside counsel, is required under, or is necessary to comply with, applicable Law, provided that the Company may not, except as permitted by Section 5.5(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may withdraw or modify its recommendation of the Offer, may furnish information concerning its business, properties or assets to any Person or group and may negotiate and participate in discussions and negotiations with such Person or group concerning a Takeover Proposal if:

                           (x) such Person or group has submitted a Superior Proposal; and


                           (y) in the opinion of the Company's Board of Directors such action is required to discharge the Board's fiduciary duties to the Company's stockholders under applicable Law, determined only after receipt of advice from independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations may cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable Law.

The Company will promptly (but in no case later than 24 hours) notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Takeover Proposal (and will promptly provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Takeover Proposal which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Takeover Proposal and of any amendments or proposed amendments to any Takeover Proposal and will promptly (but in no case later than 24 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made.

                           (b)  Except as set forth in this Section 5.5(b),
neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board of Directors of the Company or any such committee of the Offer, this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.5, prior to the time of acceptance for payment of Shares pursuant to the Offer, the Company's Board of Directors may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the third business day following Parent's receipt of written notice (including by facsimile) from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, but only if the Company shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions on such adjusted terms.

                  Section 5.6 Publicity. Except as required by Law or as permitted by Section 5.5, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party.

                  Section 5.7 Transfer Taxes. All liability for transfer or other similar Taxes arising out of or related to the Offer and the Merger or the consummation of any other Transaction, and due to the property owned by the Company or any of its Subsidiaries or affiliates ("Transfer Taxes") shall be borne by the Company, and the Company shall file or cause to be filed all Tax Returns relating to such Transfer Taxes which are due.

                  Section 5.8 State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Company Stockholder Agreement, the Offer, the acquisi-tion of Shares pursuant to the Offer or the Merger, the Company shall take all reasonable action necessary to render such statute inapplicable to all of the foregoing.

                  Section 5.9  Indemnification and Insurance.

                  (a) Parent, and from and after the Effective Time, the Surviving Corporation, shall indemnify, defend and hold harmless each person who is now, or has been at any prior time to the date hereof or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was serving in such person's capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Transactions, in each case to the fullest extent a corporation is permitted under the DGCL and the Company's Certificate of Incorporation or By-Laws as currently in effect to indemnify such persons (and the Company and the Surviving Corporation, as the case may be, will pay expenses promptly after statements thereof are received, to each Indemnified Party to the fullest extent permitted by Delaware law, subject to delivery of the undertaking described below). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) such Indemnified Party may retain counsel satisfactory to the Indemnified Party and reasonably satisfactory to the Company (and reasonably satisfactory to the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) will pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements and supporting documentation thereof are received; and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable best efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation will be liable for any settlement effected without its prior written consent which written consent will not unreasonably be withheld. Any Indemnified Party, upon learning of any such claim, action, suit, proceeding or investigation, will notify the Company (or after the Effective Time, the Surviving Corporation) promptly (but the failure so to notify will not relieve a party from any liability which it may have under this Section 5.9 except to the extent such failure materially prejudices such party's position with respect to such claims), and will deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm (and one local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, an existing or potential conflict on any significant issue between the positions of any two or more Indemnified Parties in which case such additional counsel reasonably acceptable to the Indemnified Parties, the Company or, after the Effective Time, the Surviving Corporation as may be required may be retained by the Indemnified Parties at the cost and expense of the company (or Surviving Corporation). Furthermore, the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Surviving Corporation will not be amended following the Effective Time in any way that would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

                  (b) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy with respect to acts prior to the Effective Time (a copy of which has been made available to Parent) on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to the terms now applicable to them under the Company's current policies; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided further, that, if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

                  (c) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  Section 5.10 Certain Employment Matters. (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its Subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements between or among the Company or any of its Subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries.

                  (b) Immediately following the consummation of the Offer, Parent shall cause the Company and the Surviving Corporation, and, in either case, its Subsidiaries, through December 31, 1998 (except in the case of employees of Galco International Toys, Ltd. ("Galco"), which date shall be the first day of the Chinese New Year 4697 (February 16, 1999) and not December 31,
1998), to continue the employment of each employee of the Company and its Subsidiaries who is employed by the Company or any of its Subsidiaries immediately prior to the consummation of the Offer (other than officers of the Company who have written agreements with the Company that are disclosed pursuant to Schedule 3.4(ii) of the Company Disclosure Schedule) at the compensation in effect immediately prior to the consummation of the Offer. In addition, all such employees shall be entitled to receive through December 31, 1998 (except in the case of employees of Galco, which date shall be the first day of the Chinese New Year 4697 (February 16, 1999) and not December 31, 1998) health and welfare benefits, and qualified retirement benefits, on terms that are not substantially less favorable, in the aggregate, to those currently provided to employees of the Company and its Subsidiaries under the Company's existing plans. The Company may provide severance payments to each domestic employee of the Company or its Subsidiaries (other than those officers of the Company who have written agreements with the Company that are disclosed pursuant to Schedule 3.4(ii) of the Company Disclosure Schedule) who is employed by the Company or its Subsidiaries immediately following the consummation of the Offer, and who is thereafter involuntarily terminated without cause by the Company or the Surviving Corporation or, in either case, any of its Subsidiaries after such time, in an amount per such employee equal to two weeks' base salary for each full year of any such employee's service with the Company or any of its Subsidiaries, subject to a receipt from such employee of a full and complete release of all claims against Parent, Purchaser, the Surviving Corporation, the Company and their respective affiliates, directors, officers, agents and representatives. For purposes of eligibility for the paid vacation and the health and welfare benefit plans of the Surviving Corporation, such employees will be credited for their years of service with the Company or any of its Subsidiaries.

                  Section 5.11 Acceleration of Outstanding Indebtedness. If, after the Offer is consummated, the Company's or any Subsidiary's obligation for borrowed money outstanding is accelerated or the Company or such Subsidiary is otherwise required to repurchase, repay or prepay any such obligation, Parent agrees within ten business days after written notice thereof, to loan to the Company an amount equal to the amount which the Company or any such Subsidiary is required to so repurchase, repay or prepay (including any related prepayment premiums or penalties) at an interest rate not to exceed the rate under Parent's existing bank credit facility.

                  Section 5.12 The Company Rights Plan. The Company, acting through its Board of Directors or otherwise, shall not, except as specifically provided herein, (a) amend, alter or modify the Company Rights Plan or (b) take any action with respect to, or make any determination under, the Company Rights Plan, to facilitate a Takeover Proposal.

                  Section 5.13 Confidentiality and Standstill Agreements. (a) The Company hereby waives any rights the Company may have under any "standstill" or similar agreements to object to the transfer to Purchaser of all Shares held by stockholders covered by such "standstill" or similar agreements and hereby covenants not to consent to the transfer of any Shares held by such stockholders to any other Person unless (i) the Company will have obtained the specific, prior written consent of Parent with respect to any such transfer or
(ii) this Agreement will have been terminated pursuant to Article VII and (b) the Company covenants not to alter, modify or amend the terms or conditions of any confidentiality agreement to which it is a party or beneficiary in a manner adverse to the interests of Parent or Purchaser, including, but not limited, to authorizing any other Person to disclose or use any confidential information it has received from the Company, whether to facilitate a Takeover Proposal or otherwise.

                  Section 5.14 Certain Matters Related to Lucas Licensing Ltd. and Lucasfilm Ltd. Notwithstanding anything contained in this Agreement to the contrary, it shall be the obligation of Parent and not the Company to obtain all necessary consents and approvals of Lucas Licensing Ltd. and Lucasfilm Ltd. under the Toy Licensing Agreement, dated as of October 14, 1997, by and between Lucas Licensing Ltd. and the Company, the Agreement of Strategic Relationship, dated as of October 14, 1997, by and between Lucasfilm Ltd. and the Company, and any other agreement between Lucas Licensing Ltd. and/or Lucasfilm Ltd. and the Company that have been disclosed to Parent, to the consummation of the Offer, the Merger and the other Transactions contemplated by this Agreement, and the obtain-ing of any of such consents or approvals shall not be a condition to Parent or Purchaser consummating the Offer, the Merger or the other Transactions, and the failure to obtain any of such consents or approvals shall not under any circumstances constitute a "Material Adverse Effect" or "Material Adverse Change" under this Agreement or otherwise be a basis, in any respect, for Parent or Purchaser to terminate this Agreement.



                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable Law:

                           (a)  this Agreement shall have been approved and
adopted by the requisite vote of the holders of Shares, if required by applicable Law and the Certificate of Incorporation, in order to consummate the Merger;

                           (b)  any waiting period applicable to the Merger
under the HSR Act shall have expired or been terminated;

                           (c) no statute, rule, regulation, order, decree or
injunction shall have been enacted, promulgated or issued by any Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger; and

                           (d) Parent, Purchaser or their affiliates shall have
purchased Shares pursuant to the Offer.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                           (a)  By the mutual written consent of Parent and the
Company; provided, however, that if Parent shall have a majority of the directors pursuant to Section 1.4, such consent of the Company may only be given if approved by the Continuing Directors.

                           (b) By either of Parent or the Company if (i) a
statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

                           (c) By either of Parent or the Company if the
Effective Time shall not have occurred on or before March 31, 1999; provided, however, that if the Effective Time shall not have occurred by such date solely as a result of the failure of the condition set forth in Section 6.1(c) by reason of the entry of a preliminary injunction, this Agreement may not be terminated pursuant to this Section 7.1(c) until June 30, 1999; provided, further, that the party seeking to terminate this Agreement pursuant to this
Section 7.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the cause of, or resulted in, the failure to consummate the Merger on or before such date;

                           (d) By the Company:

                                    (i) if the Company has entered into an
         agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 5.5(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it simultaneously terminates this Agreement and makes simultaneous payment to the Parent of the Termination Fee; or

                                    (ii) if Parent or Purchaser shall have
         terminated the Offer or the Offer expires without Parent or Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this
         Section 7.1(d)(ii) if the Company is in material breach of this Agreement; or

                                    (iii) if Parent, Purchaser or any of their
         affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if the Company is in material breach of this Agreement.

                                    (iv) if there shall be a material breach by
         either Parent or Purchaser of any of their representations, warranties covenants or agreements contained in this Agreement, except where such breach does not have a material adverse effect on the ability of Parent or Purchaser to consummate the Offer or the Merger.

                           (e)  By Parent or Purchaser:

                                    (i)  (A) if prior to the purchase of the
         Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved a Takeover Proposal; or

                                    (B) there shall have been a material breach
         of any provision of Section 5.5, Parent shall have given at least 5 days' written notice of such breach and such breach shall not have been cured within such 5 day period; or

                                    (ii)  if due to an occurrence that if
         occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent or Purchaser shall have terminated the Offer without Parent or Purchaser purchasing any Shares thereunder, provided that Parent or Purchaser may not terminate this Agree-ment pursuant to this Section 7.1(e)(ii) if Parent or Purchaser is in material breach of this Agreement; or

                                    (iii)  if, due to an occurrence that if
         occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer, provided that Parent or Purchaser may not terminate this Agreement pursuant to Section 7.1(e)(iii) if Parent of Purchaser is in material breach of this Agreement; or

                                    (iv)  any Person or "group" (as defined in
         Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Shares; or

                                    (v)  if there shall be a breach by the
         Company of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach (without giving effect to any limitation as to "knowledge," "materiality" or "material adverse effect" set forth herein) individually, or together with any other breaches, has a Material Adverse Effect on the Company.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent or Purchaser as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Section 3.21, 4.5, 5.2 (only with respect to the last two sentences thereof), this Section 7.2 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated; provided, that all printing expenses related to the Offer Documents, the Schedule 14D-9 and the Proxy Statement shall be borne by Parent.

                           (b) If (x) Parent or Purchaser terminates this
Agreement pursuant to Section 7.1(e)(i) or 7.1(e)(iv) or (y) the Company terminates this Agree ment pursuant to Section 7.1(d)(i), then in each case, the Company shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to $6,000,000 (the "Termination Fee"). In addition, if this Agreement is terminated by Parent pursuant to Section 7.1(e)(v) (other than by reason of a breach of Section 5.5) and at the time of such termination, Parent is not in material breach of this Agreement, then the Company shall pay to Parent, at the time of termination, an amount equal to Parent's and Purchaser's actual and reasonably documented out-of-pocket expenses incurred by Parent or Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees and expenses payable to all banks, investment banking firms, and other financial institutions and Persons and their respective agents and counsel incurred in connection with acting as Parent's or Purchaser's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions (the "Expenses") and, if the breach referred to in Section 7.1(e)(v) was a willful breach and the Company shall thereafter, within 9 months after such termination, enter into an agreement with respect to a Takeover Proposal, then the Company shall pay the Termination Fee (less any Expenses previously paid by the Company to Parent pursuant to this Section 8.1(b)) concurrently with entering into any such agreement. Any payments required to be made pursuant to this Section 8.1 shall be made by wire transfer of same day funds to an account designated by Parent.

                  Section 8.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (which in the case of the Company shall include approvals as contemplated in Section 1.4(c)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration or otherwise adversely affect the rights of stockholders, and provided, further, that there shall be no decrease in the amount of the Merger Consideration after consummation of the Offer.

                  Section 8.3 Nonsurvival. None of the representations, warranties, covenants and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time including, without limitation, those contained in Article III and Sections 5.9, 5.10, 8.1 and 8.8 hereto, and the last two sentences of Section 5.2 hereof.

                  Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Parent or Purchaser, to:

                           Hasbro, Inc.
                           1027 Newport Avenue
                           Pawtucket, Rhode Island 02862
                           Attention: Alfred J. Verrecchia, Executive Vice President
                           Telecopy:  (401) 721-7202

                           with a copy to:

                           Hasbro, Inc.
                           1027 Newport Avenue
                           Pawtucket, Rhode Island 02862
                           Attention: Cynthia S. Reed, Senior Vice President and General Counsel
                           Telecopy:  (401) 729-7025

                           with a copy to:

                           Hasbro, Inc.
                           32 W. 23rd Street
                           New York, New York 10010
                           Attention: Phillip H. Waldoks
                           Senior Vice President-Corporate
                           Legal Affairs and Secretary
                           Telecopy:  (212) 741-0663

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022-3897
                           Attention: Thomas H. Kennedy, Esq.
                           Telecopy: 212-735-2000

                  (b)      if to the Company, to:

                           Galoob Toys, Inc.
                           500 Forbes Boulevard
                           South San Francisco, California 94080
                           Attention: William G. Catron, Esq.
                           Telecopy: 650-583-5572

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention: Jeffrey J. Weinberg, Esq.
                           Telecopy: 212-310-8007

                  Section 8.5 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                           (b)      The phrases "the date of this Agreement,"
"the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 27, 1998. The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

                           (c)      The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.9 are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction.

                  Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that Parent shall remain primarily responsible for the obligations of Purchaser or any other Subsidiary of Parent, and any of their permitted assigns. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of Delaware.

                  Section 8.11 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 8.12 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 8.2 or an extension or waiver pursuant to
Section 8.11 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Parent's designees are appointed or elected to the Board of Directors of the Company as provided in Section 1.4, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, except as otherwise contemplated by this Agreement the affirmative vote of a majority of the Continuing Directors of the Company shall be required by the Company to amend this Agreement by the Company.

                  Section 8.13 Certain Undertakings of Parent. Parent shall be responsible for the performance of, and, if necessary, shall perform, or cause to be performed any obligation of Purchaser or the Surviving Corporation, or either of their permitted successors and assigns under this Agreement.

                  Section 8.14 Definitions. For purposes of this Agreement:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange
Act.

         "Benefit Plans" has the meaning assigned thereto in Section 3.10.

         "By-laws" means the by-laws of the Company as in effect on the date of this Agreement.

         "Certificate of Incorporation" means the certificate of incorporation of the Company as in effect on the date of this Agreement.

         "Certificate of Merger" has the meaning assigned thereto in Section
1.6.

         "Certificates" has the meaning assigned thereto in Section 2.2.

         "Closing" has the meaning assigned thereto in Section 1.7.

         "Closing Date" has the meaning assigned thereto in Section 1.7.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Galoob Toys, Inc., a Delaware corporation.

         "Company Disclosure Schedule" has the meaning assigned thereto in
Article III.

         "Company Material Contract" has the meaning assigned thereto in Section 3.16.

         "Company's SEC Documents" has the meaning assigned thereto in Section 3.5.

         "Computer Programs" means:

                  (i) any and all computer software programs, including all source and object code,

                  (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,

                  (iii) billing, reporting, and other management information systems,

                  (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,

                  (v)      all content contained on any Internet site(s), and

                  (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Company Rights Agreement" means the Preferred Stock Rights Agreement, dated as of January 17, 1990, by and between the Company and Mellon Securities Trust Company.

         "Confidentiality Agreement" has the meaning assigned thereto in Section 5.2.

         "Continuing Director" means (i) any member of the Board of Directors of the Company as of the date hereof, or (ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee, of Parent or Purchaser, and (B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company, and in each case under clauses (i) and (ii), who is not an employee of the Company.

         "Defect" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

         "DGCL" means the Delaware General Corporation Law, as in effect on the date of this Agreement and as amended from time to time.

         "Dissenting Shares" has the meaning assigned thereto in Section 2.5.

         "Dissenting Stockholders" has the meaning assigned thereto in Section 2.5.

         "Effective Time" has the meaning assigned thereto in Section 1.6.

         "Environmental Laws" means all applicable foreign, Federal, state and local Laws relating to pollution or protection of human health, safety and the environment, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, and all Laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, provided, however, that the above definition does not include the Occupational Safety and Health Act, 29 U.S.C.A. Section 651.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions or interest resulting from any claim or demand, by any Person or entity under any Environmental Law, or arising from the Release or threatened Release of Hazardous Materials by the Company into the environment.

         "ERISA" has the meaning assigned thereto in Section 3.10.

         "ERISA Affiliate" has the meaning assigned thereto in Section 3.10.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" has the meaning assigned thereto in Section 8.1.

         "Fee Properties" means all real property and interests in real property owned in fee by the Company or one of its Subsidiaries.

         "GAAP" has the meaning assigned thereto in Section 3.5.

         "Galco" has the meaning assigned thereto in Section 5.10.

         "Governmental Entity" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or
(iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Materials" means all substances defined as hazardous substances in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or substances defined as hazardous substances, hazardous materials, toxic substances, hazardous wastes, pollutants or contaminants, under any Environmental Law, or substances regulated under any Environmental Law, including, but not limited to, petroleum (including crude oil or any fraction thereof), asbestos, and polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Parties" has the meaning assigned thereto in Section 5.9.

         "Indemnified Liabilities" has the meaning assigned thereto in Section 5.9.

         "Knowledge" or "knowledge" means, with respect to the Company and/or any Subsidiary thereof, knowledge of the President, Chief Financial Officer and any Executive Vice President of the Company after reasonable investigation and inquiry commensurate with that of a reasonable person holding such a position with a public company.

         "Laws" means any administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, judgment, decree, license or permit enacted, promulgated, issued, enforced or entered by any Governmental Entity.

         "Leased Properties" means all real property and interests in real property leased by the Company or one of its Subsidiaries.

         "Licenses" has the meaning assigned thereto in Section 3.14 hereof.

         "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest.

         "Lucasfilm Ltd. Warrants" has the meaning assigned thereto in Section 3.3.

         "Lucas Licensing Ltd. Warrants" has the meaning assigned thereto in
Section 3.3.

         "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its Subsidiaries taken as a whole (except for any such change or effect that (i) is caused by or otherwise results from conditions affecting the United States or world economy as a whole, (ii) is caused by or otherwise results from changes in general political or regulatory conditions in the United

States or any foreign jurisdiction in which the Company conducts business, (iii) affects generally the industry in which the Company competes or (iv) arises as a result of the announcement or pendency of the Offer or the Merger).

         "Merger" has the meaning assigned thereto in Section 1.5.

         "Merger Consideration" has the meaning assigned thereto in Section 2.1.

         "Minimum Condition" has the meaning assigned thereto in Annex A.

         "Occurrence" means any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a product (including any parts or components) which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property, or other consequential damages, at any time.

         "Offer" has the meaning assigned thereto in Section 1.1.

         "Offer Documents" has the meaning assigned thereto in Section 1.3.

         "Offer Price" has the meaning assigned thereto in Section 1.1.

         "Offer to Purchase" has the meaning assigned thereto in Section 1.1.

         "Option Plans" has the meaning assigned thereto in Section 2.4.

         "Option" has the meaning assigned thereto in Section 2.4.

         "Other Intellectual Property" shall mean all intellectual property rights used in the business of the Company or any of its Subsidiaries as currently conducted, including but not limited to all patents and patent applications; copyrights, copyright registrations and applications (including copyrights in Computer Programs); Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae; "semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901); and rights of publicity and privacy relating to the use of the names, signatures, likenesses, voices and biographical information of real persons; together with any and all rights of renewal thereof and the right to sue for past, present or future infringements or misappropriations thereof.

         "Paying Agent" has the meaning assigned thereto in Section 2.2.

         "Parent" means Hasbro, Inc., a Rhode Island Corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permit" means any Federal, state, local and foreign governmental approval, authorization, certificate, filing, franchise, license, notice, permit or right.

         "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, labor union, estate, trust, unincorporated organization or other entity, including any Governmental Entity.

         "Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Preferred Stock Purchase Rights" shall mean the preferred stock purchase rights issued pursuant to the Company Rights Agreement.

         "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its past or present Subsidiaries.

         "Proxy Statement" has the meaning assigned thereto in Section 5.3.

         "Purchaser" means New HIAC II Corp., a Delaware corporation.

         "Real Property" means the Leased Properties and the Fee Properties.

         "Recalls" has the meaning assigned thereto in Section 3.18

         "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property of any Hazardous Material, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "Schedule 14D-1" has the meaning assigned thereto in Section 1.3.

         "Schedule 14D-9" has the meaning assigned thereto in Section 1.3.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "SEC Documents" means reports, proxy statements, forms, and other documents required to be filed with the SEC under the Securities Act and the Exchange Act, including any schedules and exhibits thereto.

         "Secretary of State" has the meaning assigned thereto in Section 1.6.

         "Section 203 Approval" has the meaning assigned thereto in Section 1.2.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Shares" has the meaning assigned thereto in the recitals.

         "Significant Subsidiaries" has the meaning assigned thereto in Rule 1-02 of Regulation S-X of the SEC.

         "Special Meeting" has the meaning assigned thereto in Section 5.3.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body, or (iii) is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership).

         "Superior Proposal" means an unsolicited Takeover Proposal on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company's stockholders than the Offer and the Merger (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such Third Party and which, in the good faith reasonable judgment of the Board of Directors of the Company, is reasonably likely to be consummated within a period of time not materially longer in duration that the period of time reasonably believed to be necessary to consummate the Offer and the Merger.

         "Surviving Corporation" has the meaning assigned thereto in Section
1.5.

         "Takeover Proposal" means any bona fide proposal or offer, whether in writing or otherwise, from any Person other than Parent, Purchaser or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of the Company and its Subsidiaries on a consolidated basis or 30% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company including any single or related multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of or 30% or more of the equity interest in the Company.

         "Tax" or "Taxes" mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign Taxing Authority including but not limited to net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

         "Taxing Authority" shall mean a governmental authority or any subdivision, agency, commission or authority thereof, any judicial body, or any quasi-governmen-tal or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Internal Revenue Service).

         "Tax Returns" mean all returns, reports, or statements required to be filed with any Governmental Entity with respect to any Tax (including any attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

         "Termination Fee" has the meaning assigned thereto in Section 8.1.

         "Third Party" has the meaning assigned thereto in this Section 8.14 under "Takeover Proposal."

         "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, owned or licensed by the Company or its Subsidiaries, and the goodwill of the Company's and each of its Subsidiaries' respective businesses associated therewith, together with any and all (i) rights of renewal thereof and (ii) rights to sue for past, present and future infringements or misappropriation thereof.

         "Transactions" has the meaning assigned thereto in Section 1.2.

         "Transfer Taxes" has the meaning assigned thereto in Section 5.7.

         "Warrants" means collectively the Lucasfilm Ltd. Warrants and the Lucas Licensing Ltd. Warrants.


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
                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                             HASBRO, INC.


                        By:  /s/ Alfred J. Verrecchia
                             ______________________________________________
                             Name:  Alfred J. Verrecchia
                             Title: Executive Vice President and President
                                    - Global Operations


                             NEW HIAC II CORP.


                        By:  /s/ Alfred J. Verrecchia
                             ______________________________________________
                             Name:  Alfred J. Verrecchia
                             Title: Executive Vice President and President
                                    - Global Operations


                             GALOOB TOYS, INC.


                        By:  /s/ Mark D. Goldman
                             ______________________________________________
                             Name:  Mark D. Goldman
                             Title: President and Chief Executive Officer